EXHIBIT A


                            STOCK PURCHASE AGREEMENT




                      FOR THE SALE OF THE CAPITAL STOCK OF
                                   LEONE, INC.
                                       AND
                     ETC. ETC. COLOR AND COPY CENTERS, INC.
                              FROM MR. NICK DELEONE





                          DATED AS OF SEPTEMBER 1, 1997

                                A G R E E M E N T
                                -----------------

         STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 1, 1997, BY AND BETWEEN MR. NICK DELEONE ("MR. DELEONE") AND PACKAGING PLUS SERVICES, INC., A NEVADA CORPORATION ("PKGP").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, PKGP DESIRES TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK OF LEONE, INC. AND ETC. ETC. COLOR AND COPY CENTERS, INC., BOTH CALIFORNIA CORPORATIONS, HAVING THEIR PRINCIPAL OFFICES LOCATED IN DANA POINT, CALIFORNIA; AND

         WHEREAS, MR. DELEONE IS THE OWNER OF 40,000 SHARES OF COMMON STOCK OF LEONE, INC. ("LEONE SHARES"), REPRESENTING 100% OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF LEONE, INC. AND HE IS OWNER OF 100 SHARES OF COMMON STOCK OF ETC. ETC. COLOR AND COPY CENTERS, INC., REPRESENTING 100% OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF ETC. ETC. COLOR AND COPY CENTERS, INC. ("ETC. SHARES") (COLLECTIVELY, THE FOREGOING COMPANIES SHALL BE REFERRED TO AS "OFFICE QUICK" AND THE FOREGOING LEONE SHARES AND ETC. SHARES SHALL BE REFERRED TO AS "OFFICE QUICK SHARES"), AND HE IS WILLING TO SELL ALL OF THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK OF OFFICE QUICK SHARES TO PKGP; NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   SALE AND PURCHASE OF CAPITAL STOCK OF OFFICE QUICK.
     ---------------------------------------------------

      1.1 SALE OF STOCK AND DELIVERY. Mr. DeLeone hereby agrees to sell, transfer and deliver to PKGP, free of all liens and encumbrances, and PKGP agrees to purchase from Mr. DeLeone, on

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the date fixed in accordance with Section 3 for the closing hereunder (the
"Closing Date"), the Office Quick Shares. Certificates for the Office Quick Shares, endorsed in blank, shall be delivered by Mr. DeLeone to PKGP at the Closing.


      1.2 PURCHASE. The purchase price to be paid by PKGP to Mr. DeLeone for Office Quick Shares shall be as follows:


      (a) 330,000 PKGP's common shares, "restricted" (the "PKGP Shares"). PKGP Shares shall be legended as of the Closing Date and delivered to Mr. DeLeone in four equal installments, one-fourth at the Closing Date and the remaining amount of Shares in three equal installments at four, eight and twelve month intervals respectively, from the Closing Date;

      (b) $24,000 cash; and

      (c) $75,000, for use exclusively for the future operations of Office Quick, to be made available to Mr. DeLeone as follows:

         (i) $25,000 cash at Closing, to be deposited in the current "Office Quick" bank account in California; and

         (ii) $25,000 cash at Closing, to be deposited in a new "Office Quick" account to be opened in the State of New York, with Richard Altomare as the sole signatory on that account; and

         (iii) the remainder at the discretion of the Chairman of PKGP.

      1.3 ADJUSTMENT OF PURCHASE PRICE AND FIRST YEAR'S RESULTS. PKGP and Mr. DeLeone agree that the purchase price for Office Quick Shares, will be adjusted after the first year from the Closing Date, if gross revenue generated by Office Quick fall below combined revenues for the first year of $800,000. Accordingly, for every $50,000 less in revenues, Office Quick will



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immediately  return to PKGP 10% of the number of PKGP Shares  transferred to Mr.
DeLeone on the Closing Date. In addition, the following provision shall apply for the first year's results:


      If gross sales of Office Quick reach $900,000 and pretax earnings equal or exceed $150,000 for the year following the Closing Date, then a bonus of $60,000 worth of PKGP Shares will be paid to Mr. DeLeone, valued at the average bid price for the 5 days proceeding the end of the year following the Closing Date.

      1.4 REPURCHASE OF SHARES OF PKGP. PKGP has the right for 12 months from the Closing Date to repurchase fifty percent (50%) of the PKGP Shares for the value of $1 (one dollar) per share set forth in subsection 1.2 (a) above, plus 10% per share.

      1.5 COMPENSATION FOR MR. DELEONE. Mr. DeLeone will be paid an annual salary of $75,000 as President and CEO of the Association of Packaging and Carriers, Inc. ("APAC") and an annual salary of $50,000 as President and CEO of Office Quick (collectively the "Salaries"), and he agrees to serve in those positions, for at least five (5) years, unless such employment is terminated by Mr. DeLeone's death, terminated by PKGP for cause attributed to his gross misconduct, or terminated by Mr. DeLeone for cause attributed to PKGP's material breach of this Agreement or its gross misconduct. In the event Mr. DeLeone terminates such employment for cause attributed to PKGP's material breach of this Agreement or PKGP's gross misconduct, and such breach or misconduct is not cured within 30 days, then Mr. DeLeone, in addition to any salary, bonuses or other compensation accrued up to the date of such termination, shall be entitled to a cash severance payment of $62,500 payable in equal monthly installments for the six consecutive months following such termination. The Salaries shall be payable to Mr. DeLeone


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in equal installments once every two weeks beginning September 1, 1997. Also, in addition to his salaries, as President and CEO of APAC, Mr. DeLeone will also receive the lesser of: (i) two percent 2% of the gross revenues; or (ii) 15% of pretax income; of APAC.


2. OTHER DELIVERIES AND ASSURANCE.
   ------------------------------

      2.1 OTHER DELIVERIES. At the Closing, in addition to the delivery of the stock certificates for Office Quick Shares, in accordance with Section 1.1 hereof, Mr. DeLeone shall deliver to PKGP the minute books, certificates of incorporation, by-laws, stock transfer books and corporate seals of Office Quick and any of its subsidiaries.

      2.2 ASSURANCES. Each party hereto shall take such other action from time to time as the other party may reasonably request in order to more effectively carry out the sale and the deliveries provided for in this Agreement.

3. CLOSING.
   -------
      Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall take place at the officers of PKGP, 20 South Terminal Drive, Plainview, New York as of September 1, 1997 at 10:30 a.m., or at such other, place, date and time as may be mutually agreed upon by Mr. DeLeone and PKGP.

4.   MR. DELEONE'S REPRESENTATION AND WARRANTIES.
     -------------------------------------------
      Mr. DeLeone hereby represents and warrants to PKGP as follows:

    4.1 ORGANIZATION AND GOOD STANDING. Office Quick and their subsidiaries, if any, are corporations duly organized, validly existing and in good standing under the laws of the State of California. Office Quick has authority to own, operate and lease their properties and to carry on




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their businesses as now being conducted. Copies of the charter and By-Laws, and all amendments thereto, of Office Quick and their subsidiaries have been delivered to PKGP and are complete and correct as of the date hereof. Office Quick is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of their properties owned or leased or the nature of their activities makes such qualification necessary, except where the failure so to qualify or to be in good standing would not have a materially adverse effect on the business, operations, assets or financial condition of Office Quick.

      4.2 CAPITALIZATION. Office Quick has the authorized, issued and outstanding capital stock set forth in Schedule A hereto. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. Office Quick does not have authorized, issued or outstanding any other shares of capital stock or any subscription or other rights to the issuance or receipt of shares of its stock.

      4.3 AUTHORIZATION. Mr. DeLeone has all requisite corporate power and authority to enter into this Agreement and to carry out his obligations hereunder. The execution and delivery of this Agreement by Mr. DeLeone and the consummation by Mr. DeLeone of the transactions contemplated hereby have been duly authorized by Office Quick's Boards of Directors and no other corporate action or proceeding on the part of Mr. DeLeone or Office Quick is necessary for the execution or delivery of this Agreement by Mr. DeLeone or for the consummation by Mr. DeLeone of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Mr. DeLeone and (assuming this Agreement has been duly executed and delivered



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by PKGP) is a legally valid and binding obligation of Mr. DeLeone and Office
Quick, enforceable against Mr. DeLeone and Office Quick in accordance with its terms.

      4.4 NON CONFLICT: NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in the letter attached hereto as Schedule B ("Disclosure Letter"), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Mr. DeLeone will, with or without notice or passage of time, or both, (i) violate any provision of the charter documents or by-laws of Office Quick, (ii) violate any provision of the charter documents or by-laws of Office Quick, (ii) violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Mr. DeLeone or Office Quick by which Office Quick's properties or assets are bound or affected, or
(iii) conflict with or result in any breach of or constitute a default under the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise agreement, lease or other contract, instrument or obligation to which Mr. DeLeone or Office Quick is a party or by which Mr. DeLeone or Office Quick or any of their respective properties or assets are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such violation, conflict, breach or default which individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Office Quick.

      4.5 LITIGATION. Except as set forth in the Disclosure Letter, to the best knowledge of Mr. DeLeone, there is no action, proceeding or investigation pending or threatened against or involving Office Quick, which, if determined adversely, would materially adversely affect the financial condition, business or operations of Office Quick, nor is there any judgment, decree,


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injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Office Quick having, or which, insofar as can be foreseen, in the future would be likely to have, any such effect.

      4.6 CONTRACTS. To the best knowledge of Mr. DeLeone, Office Quick is not in material default under any contract made or obligation owed by Office Quick, which contract or obligation, individually or in the aggregate, is material to Office Quick.

      4.7 TRADEMARKS AND TRADE NAMES. Set forth in Schedule C hereto is a list of the trademarks and trade names owned or applied for by Office Quick. Office Quick owns, or has applied for, or is licensed or otherwise has the full right to use, all trademarks, trade names, copyrights, technology, know-how and processes currently used and conducted which are material to the financial conditions, results of operations or business of Office Quick. Except as set forth in the Disclosure Letter, to the best knowledge of Mr. DeLeone, no claim has been asserted by any persons with respect to the use of any such trademark, trade name, copyright, technology, know-how or process or challenging or questioning the validity or effectiveness of any such license.

      4.8 TAX MATTERS. Except as set forth in the Disclosure Letter, Office Quick has filed, or on behalf of Office Quick there have been filed, all United States federal income tax returns, declarations and information returns, state and local income and franchise tax returns, declarations and information returns which are required to be filed including, but not limited to, Federal and California, and any applicable local, taxes. Except as set forth in the Disclosure Letter, all taxes as shown on said returns and all assessments received have been paid to the


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extent that such taxes have become due. All income and franchise tax returns filed on behalf of Office Quick, with respect to periods ending on or prior to the Closing Date, shall be filed based on normal and consistent tax accounting practices and in accordance with applicable law.

      4.9 LISTS OF CERTAIN ITEMS. The following lists, setting forth summary descriptions, as of the date hereof, shall be true as of the Closing Date.



         (i) INSURANCE POLICIES, SCHEDULE D. Mr. DeLeone shall deliver simultaneously with the execution of this Agreement a summary description of all present policies of insurance with respect to Office Quick and covering its properties, buildings, equipment, furniture, fixtures or operations, all of which are presently in force;

         (ii) REAL PROPERTY, SCHEDULE E. All real property owned of record or beneficially or leased by Office Quick;

         (iii) AUTOMOBILES AND TRUCKS, SCHEDULE F. All automobiles and trucks owned or leased by Office Quick;

         (iv) LEASES, SCHEDULE G. Each presently existing lease of personal property to which Office Quick is a party;

         (v) SALES CONTRACTS AND CUSTOMERS PURCHASE ORDERS, SCHEDULE H. Schedule G lists each sales contract and customers purchase order for the delivery of products or performance of services by Office quick, which would result in the right to receive revenues of at least $1,000 and a list of specific contracts or commitments each involving purchases of inventories or supplies in excess of $1,000;

         (vi) BANKS, SCHEDULE I. The name of each bank in which Office Quick has an account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto;

         (vii) LOAN AND CREDIT AGREEMENT, ETC. SCHEDULE J. All mortgages, pledges, deeds of trust, loan or credit agreements, notes and similar instruments to which Office Quick is a party, and all amendments or modifications of any thereof.


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      4.10 BROKERS. Mr. DeLeone represents that neither he nor Office Quick has not incurred any obligation to pay a finder's fee or similar acquisition services compensation in connection with the proposed acquisition, or if he has, he will pay such obligation.

      4.11 FINANCIAL MATTER. Except as set forth in the Disclosure Letter, Mr. DeLeone represents that Office Quick will be substantially debt free at the Closing, except for the two loans referred to in Section 4.12 and debts in the ordinary course of business. All accounts receivable and assets, tangible and intangible, including all cash in bank accounts of Office Quick, will be delivered to PKGP as well as all of the inventory associated with Office Quick.

      4.12 LOANS. PKGP agrees to assume, without recourse to Mr. DeLeone, the payment of two loan obligations incurred in connection with Office Quick's business for $50,000 ("$50,000 Loan") and $72,000 ("$72,000 Loan"), appearing on
Office Quick's balance sheets, and will, with respect to the $72,000 Loan, exercise its best efforts to substitute itself for the present guarantors or eliminate the guaranties. PKGP agrees to pay off the $50,000 Loan on the Closing Date.

      4.13 TRANSFER OF SHARES. Mr. DeLeone will transfer title to the Office Quick Shares to PKGP on the Closing Date, free and clear of all debt, liens, pledges, encumbrances, voting trusts and voting agreements. There is no existing option, warrant or other agreement (other than this Agreement) to which Mr. DeLeone or Office Quick is a party requiring, and there are no convertible or exchangeable securities of Mr. DeLeone or Office Quick, which upon conversion or exchange would require, the issuance or sale of any shares of the capital stock of Office Quick.


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5.   PKGP'S REPRESENTATIONS AND WARRANTIES.
     -------------------------------------

       PKGP hereby represents and warrants to Mr. DeLeone as follows:

      5.1 ORGANIZATION AND GOOD STANDING. PKGP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to carry on its business as it is now being conducted and as proposed to be conducted.

      5.2 AUTHORIZATION. PKGP has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by PKGP and the consummation by PKGP of the transactions contemplated hereby have been duly authorized by PKGP's Board of Directors and no other corporate action or proceeding on the part of PKGP is necessary for the execution or delivery of this Agreement by PKGP or for the consummation by PKGP of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PKGP and (assuming this Agreement has been duly executed and delivered by Mr. DeLeone) is a legally valid and binding obligation of PKGP enforceable against PKGP in accordance with its terms.

      5.3. NOT A REGISTERED. OFFERING. It is understood that the Office Quick Shares have not been registered with the U.S. Securities and Exchange Commission or any state agency and are being offered and sold in accordance with limited exemptions set forth in the Securities Act of 1933, as amended ("Act"), AND THAT NO GOVERNMENTAL AGENCY HAS RECOMMENDED OR ENDORSED THE OFFICE


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QUICK SHARES OR MADE ANY FINDING OR DETERMINATION RELATING TO THE FAIRNESS FOR
INVESTMENT OF THE OFFICE QUICK SHARES.

      5.4 INVESTMENT. PKGP is acquiring Office Quick Shares for its own account for investment, and not with view to, or for sale in connection with any distribution or subdivision thereof, nor with any present intention of transferring, distributing or selling the Office Quick Shares; and, except as contemplated by this Agreement, PKGP has no present or contemplated agreement, undertaking arrangement, obligation, indebtedness or commitment providing for the disposition of the Office Quick Shares.

      5.5 SUITABILITY. PKGP has (i) made a careful review of the representatives concerning Office Quick contained in this Agreement; (ii) read all documents of Office Quick disclosed pursuant to this Agreement including all the schedules to this Agreement; (iii) made a detailed investigation concerning Office Quick, its business and its personnel to its satisfaction; and (iv) the knowledge and experience required to evaluate properly the merits and risks of the investment and has done so. PKGP is relying on its own review and investigation in deciding to purchase Office Quick Shares.

      5.6 RESTRICTIONS ON TRANSFER It is understood that since the offer and sale of the Office Quick Shares have not been registered under any federal or state securities laws, none of the Office Quick Shares may at anytime be sold or otherwise disposed of by PKGP, except (i) pursuant to a registration statement with respect to such securities which is effective under the Act or (ii) pursuant to an available exemption from registration under the Act relating to the


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disposition of securities  and (iii) in accordance  with  applicable  state securities and blue sky laws. It is recognized that the public market for the shares is limited.

      5.7 RISKS OF INVESTMENT. PKGP Recognizes that Office Quick Shares are speculative investments that involve a high degree of risk. PKGP is able to bear the economic risks associated with an investment in the Office Quick Shares.

6. TAX  LIABILITIES.
   ----------------

      6.1 Mr. DeLeone agrees that he shall be responsible for and shall pay: (i) the federal income tax liabilities of Office Quick for all taxable periods ending with and prior to the Closing Date; and (ii) the state and local income and franchise tax liabilities of Office Quick for all taxable periods ending with and prior to the Closing Date; except for taxes and estimates thereof disclosed to PKGP in the Disclosure Letter.

      6.2 Mr. DeLeone's liability hereunder for federal, state and local income and franchise taxes for Office Quick for periods prior to the Closing Date shall survive the Closing for a period coterminous with the applicable statute of limitations.

7. LITIGATION,  CLAIMS AND LIABILITIES.
   -----------------------------------

      7.1 LIABILITY CLAIMS. Except as set forth in the Disclosure Letter, Mr. DeLeone has no knowledge of any material liability claim against Office Quick.

      7.2 MR. DELEONE'S INDEMNITY. Except for obligations and liabilities expressly assumed by PKGP hereunder, Mr. DeLeone hereby agrees to indemnify, hold harmless and defend PKGP and its shareholders, directors, officers and employees from all obligations and liabilities, due or

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maturing prior to the Closing Date , incurred by Office Quick or arising from
Office Quick business PRIOR TO THE CLOSING, including the payment of all expenses and attorneys' fees arising therefrom.

      7.3 PKGP'S INDEMNITY. PKGP hereby agrees to indemnify, hold harmless and defend Mr. DeLeone, his heirs, administrators, executors, agents, successors and assigns from all such obligations and liabilities incurred by Office Quick or arising from Office Quick business AFTER the Closing Date, including the payment of all expenses and attorneys' fees arising therefrom.

      7.4 INDEMNIFICATION PROCEDURE. All claims for indemnification by a party under this Section 7 (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party," respectively) shall be asserted and resolved as follows:


         (i) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall immediately notify the Indemnifying Party of the commencement thereof and the Indemnifying Party shall be entitled to direct the defense thereof at its own expense. However, the Indemnified Party shall be entitled to participate in the defense thereof at its own expense. The settlement of any claim hereunder by either party may only be made upon the prior approval by the other party of the terms of the settlement, which approval shall not be unreasonably withheld.

         (ii) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the persons asserting the third party claim or demand, or any cross-complaint against any person other than an affiliate of the Indemnified Party.


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      7.5 LIMITATIONS OF LIABILITY. IN NO EVENT SHALL EITHER PKGP OR MR. DELEONE
BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL
DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE LOSS OF ACTUAL OR ANTICIPATED REVENUE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM THAT AROSE MORE THAN FOUR YEARS PRIOR TO THE INSTITUTION OF SUIT THEREON. IN NO EVENT SHALL EITHER PKGP'S OR MR. DELEONE 'S LIABILITY TO THE OTHER FOR ANY DAMAGES IN ANY ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID TO MR. DELEONE PURSUANT TO THIS AGREEMENT.

8.   SURVIVAL OF REPRESENTATIONS AND COVENANTS.
     -----------------------------------------

        The representations, warranties and covenants of Mr. DeLeone and PKGP in this Agreement shall survive the Closing for a period of five years.

9.   BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS AND TRANSITION.
     ----------------------------------------------------------------

        Mr. DeLeone agrees to use his best efforts to perform and fulfill all conditions required to be performed by him and Office Quick under this Agreement, and PKGP agrees to use its best efforts to perform and fulfill all conditions required to be performed by it under this Agreement.

10.    DUE DILIGENCE
       -------------

        PKGP and its employees and agents shall have free access to the books, records and facilities of Office Quick, during normal business hours in order to inspect Office Quick's


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business. Office Quick and Mr. DeLeone will cooperate fully and in good faith with PKGP in its "due diligence". All information obtained in such inspections shall be held in strictest confidence and, if the acquisition of Office Quick by PKGP should not be consummated, such information will not thereafter be used by PKGP. Current balance sheets and income and loss statements for Office Quick shall be provided for review by PKGP.

11. LEGEND ON OFFICE QUICK SHARES. PKGP acknowledges and agrees that the following legend shall be typed on each certificate evidencing any of the Office Quick Shares:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

12. ACCESS TO CORPORATE RECORDS. FOR A PERIOD OF FIVE YEARS AFTER THE CLOSING DATE, OR SUCH LONGER PERIOD AS MAY BE REQUIRED BY AUDIT OR EXAMINATION OF OR LITIGATION OR CONTROVERSY IN CONNECTION WITH A TAX RETURN, PKGP SHALL AFFORD TO MR. DELEONE AND HIS ATTORNEYS AND ACCOUNTANTS ACCESS, DURING NORMAL BUSINESS HOURS AND UPON PRIOR WRITTEN REQUEST, TO SUCH BOOKS AND RECORDS RELATING TO OFFICE QUICK AS MAY BE REASONABLY REQUIRED IN CONNECTION WITH
    (I) THE PREPARATION OF FINANCIAL STATEMENTS AND TAX RETURNS, (II) AUDITS OR EXAMINATIONS OF TAX RETURNS, AND (III) CLAIMS AND LITIGATION RELATING TO OFFICE QUICK ASSERTED BY THIRD PARTIES. PKGP SHALL RETAIN ALL SUCH BOOKS AND RECORDS FOR A PERIOD OF AT LEAST SEVEN YEARS AFTER THE CLOSING DATE.



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13.  WAIVER.
     ------
      The parties may mutually agree to waive any and all of the conditions or requirements herein contained or defer them until after the Closing.

14.  AMENDMENTS.
     ----------
      PKGP and Mr. DeLeone, by mutual consent, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument, executed by both PKGP and Mr. DeLeone.

15.  SECTION AND PARAGRAPH HEADINGS.
     ------------------------------
      The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.   NOTICES.
      -------

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first claims postage prepaid:

    (a) TO MR. DELEONE. If to Mr. DeLeone, 24843 Del Prado, Dana Point, CA 92629 with a copy to David Farber, Patton Boggs, L.L.P., 2550 M Street, N.W., Washington, D.C. 20037.

    (b) TO OFFICE QUICK. If to Office Quick, to Mr. DeLeone, President, 24843 Del Prado, Dana Point, CA 92629.

    (c) TO PKGP. If to PKGP, to Richard A. Altomare, President and CEO, Packaging Plus Services, Inc., 20 South Terminal Drive, Plainview, New York 11803.




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17.   COUNTERPARTS.
      ------------
         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.   ENTIRE AGREEMENT.
      -----------------
         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

19.   GOVERNING LAW.
      -------------
         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereunder.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.


----------------------------------------
Nick DeLeone

PACKAGING PLUS SERVICES, INC.

By:      /s/ Richard A. Altomare
         Richard A. Altomare
         President & CEO

LEONE, INC.

By:  ____________________________________
         Nick DeLeone -- President

ETC. ETC. COLOR AND COPY CENTERS, INC.

By:  ____________________________________
         Nick DeLeone -- President




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